Exhibit 4.1

SHARE CERTIFICATE

Number AX	Shares XXXXX

MKDWELL Tech Inc.

BVI Company Number: 2128871

THIS SHARE CERTIFICATE CERTIFIES THAT as of XXXXXXX, XXXXXX of XXXXXXXXX is the registered holder of XXXXXXX fully paid Ordinary Shares of par value of XXXXXXX per share in the above named Company which are held subject to, and transferable in accordance with, the Memorandum and Articles of Association of the Company.

In Witness Whereof the Company has authorised this certificate to be issued on XXXXXXXXXXXXX.

By
Director